As filed with the Securities and Exchange Commission on September 16, 2024

Registration No. 333-281905

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZURA BIO LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	98-172573 (I.R.S. Employer Identification Number)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Tel: (702) 825-9872

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Lisicki

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Tel: (702) 825-9872

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Sarah Sellers Brandon Fenn Cooley LLP 55 Hudson Yards New York, NY 10001 Tel: (212) 479-6000	Robert Lisicki 1489 W. Warm Springs Rd. #110 Henderson, NV 89014 Tel: (702) 825-9872

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains the following documents:

•	a base prospectus which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $300,000,000 of ordinary shares, preference shares, debt securities, warrants and/or units from time to time in one or more offerings and the sale by Dr. Someit Sidhu of up to 525,000 of our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”); and

•	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $125,000,000 of our Class A Ordinary Shares, that may be issued and sold under a sales agreement, dated September 3, 2024, with Leerink Partners (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be offered, issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $125,000,000 of Class A Ordinary Shares that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $125,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no Class A Ordinary Shares are sold under the Sales Agreement, the full $300,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2024

PROSPECTUS

ZURA BIO LIMITED

$300,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

525,000 Class A Ordinary Shares Offered by the Selling Shareholder

From time to time, we may offer and sell up to $300,000,000 in the aggregate of our Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), preferred shares, debt securities, warrants and/or units to purchase any of such securities, described in this prospectus, either individually or in combination with other securities or in units, in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

Dr. Someit Sidhu, the selling shareholder named herein (the “Selling Shareholder”), may offer and sell from time to time up to 525,000 Class A Ordinary Shares, in one or more offerings. All of these Class A Ordinary Shares are outstanding shares held by the Selling Shareholder. We will not receive any proceeds from sales of Class A Ordinary Shares by the Selling Shareholder.

This prospectus provides a general description of the securities we may offer. As may be required, each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A Ordinary Shares are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ZURA”. On September 13, 2024, the last reported sales price of our Class A Ordinary Shares was $3.70 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. In addition, the Selling Shareholder may offer and sell up to 525,000 Class A Ordinary Shares from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination, either individually or in units, of the securities described in this prospectus in one or more offerings from time to time up to a total aggregate offering price of $300,000,000 through any means described in the section titled “Plan of Distribution.” In addition, the Selling Shareholder may, from time to time, sell up to 525,000 Class A Ordinary Shares in one or more offerings as described in this prospectus.

A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we nor the Selling Shareholder have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We and the Selling Shareholder may only offer to sell, and seek offers to buy, any securities in jurisdictions where offers and sales are permitted.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless otherwise stated, the terms “we,” “us,” “our” and “Zura” refer to Zura Bio Limited, a Cayman Islands exempted company (formerly known, prior to the Business Combination, as JATT Acquisition Corp), or its affiliates.

MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding our financial position, business strategy, our objectives, plans, expectations and assumptions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company and its management thereof and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our expectations regarding our product candidates and their related benefits, and our beliefs regarding competing product candidates and products both in development and approved, may not be achieved;

•	our vision and strategy may not be successful;

•	the timing of key events and initiation of our studies and release of clinical data may take longer than anticipated or may not be achieved at all;

•	expectations regarding the potential general acceptability and maintenance of our product candidates by regulatory authorities, payors, physicians, and patients may not be achieved;

•	we may be unable to attract and retain key personnel;

•	expectations with respect to our future operating expenses, capital requirements and needs for additional financing may not be achieved;

•	we have not completed any clinical trials, and have no products approved for commercial sale;

•	we have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;

•	we may be unable to renew existing contracts or enter into new contracts;

•	we rely on third-party contract development manufacturing organizations for the manufacture of clinical materials;

•	we rely on contract research organizations, clinical trial sites, and other third parties to conduct our preclinical studies and clinical trials;

•	we may be unable to obtain regulatory approval for our product candidates, and there may be related restrictions or limitations of any approved products;

•	we may be unable to successfully respond to general economic and geopolitical conditions;

•	we may be unable to effectively manage growth;

•	we face competitive pressures from other companies worldwide;

•	we may be unable to adequately protect our intellectual property rights;

•	our expectations regarding the use of proceeds from offerings of our securities under this prospectus; and

•	other factors set forth in documents filed, or to be filed, with the SEC.

Additional discussion of the risks, uncertainties and other factors described above, as well as other risks material to our business, can be found in the section titled “Risk Factors” contained elsewhere in this prospectus and in any applicable prospectus supplement, any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other transactions we may execute.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on our forward-looking statements. Forward-looking statements, reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our Class A Ordinary Shares, you should carefully read this entire prospectus, including the information under “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Zura,” “Company,” “we,” “us,” “our” and similar terms prior are intended to refer to Zura Bio Limited and its consolidated subsidiaries, and references in this prospectus to the “Board of Directors” or “Zura Board” are intended to refer to the board of directors of Zura Bio Limited.

Overview

Zura Bio Limited, formerly known as JATT Acquisition Corp, is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. With its experienced leadership team, Zura aims to become a leader in the autoimmune and inflammatory field.

We are currently developing three clinical-stage product candidates to address indications with high unmet needs and significant commercial opportunity.

•	Tibulizumab (ZB-106) is an IgG-scFv bispecific dual-antagonist antibody engineered by the fusion of elements of TALTZ® (ixekizumab) and tabalumab that neutralizes IL-17A and BAFF. These cytokines play pivotal roles in various inflammatory and autoimmune disorders. By targeting IL-17A and BAFF, tibulizumab demonstrates potential in mitigating chronic inflammation while preserving immune system integrity. Three Phase 1/1b clinical studies have been completed with tibulizumab to date, including in participants with rheumatoid arthritis and Sjögren’s syndrome.

•	Crebankitug (ZB-168) is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (IL-7R) alpha. IL-7Rα sits at the nexus of two key immune pathways, IL-7 and thymic stromal lymphopoietin (TSLP), thus IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe crebankitug could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved. Three Phase 1/1b clinical studies have been conducted to date. There are additional IL-7Rα inhibitors under development for conditions like alopecia areata, atopic dermatitis, and ulcerative colitis. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for crebankitug.

•	Torudokimab (ZB-880) is a fully human, high affinity monoclonal antibody that neutralizes IL-33, preventing ST2-dependent and ST2-independent (e.g., RAGE) inflammation. The IL-33/ST2 axis stands as a validated therapeutic target for conditions such as chronic obstructive pulmonary disease (COPD) and asthma. Three Phase 1/2 clinical studies have been conducted to date. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for torudokimab.

The Business Combination

We were originally known as JATT Acquisition Corp. On March 20, 2023 (the “Closing Date”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2 and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

The Business Combination generated approximately $56.7 million in net proceeds. On March 21, 2023, the Company’s Class A Ordinary Shares began trading on the Nasdaq under the symbol “ZURA”.

Stock Exchange Listing

Zura’s Class A Ordinary Shares are currently listed on Nasdaq under the symbol “ZURA”.

Corporate Information

Our principal executive offices are located at Zura’s principal executive offices are located at 1489 W. Warm Springs Road, #110, Henderson, Nevada and our telephone number is (702) 825-9872. Our corporate website address is www.zurabio.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

We will remain as an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of JATT’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.235 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition or operating results could decline due to any of these risks and, as a result, you may lose all or part of your investment. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement or any related free writing prospectus that we may authorized to be provided to you, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government.

We will not receive any of the proceeds from the sale of Class A Ordinary Shares being offered by the Selling Shareholder.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SHARES

We are a company incorporated in the Cayman Islands as an exempted company and our affairs are governed by our Second Amended and Restated Memorandum and Articles of Association (the “MAA”), the Cayman Islands Companies Act and the common law of the Cayman Islands. Pursuant to the MAA, our authorized share capital is $30,100 divided into 300,000,000 Zura Class A Ordinary Shares of a par value of $0.0001 each, no Class B Ordinary Shares of a par value of $0.001 each, and 1,000,000 preference shares of a par value of $0.0001 each. The following description summarizes certain terms of our shares as set out more particularly in the MAA. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of September 3, 2024, we have 63,774,174 Class A Ordinary Shares outstanding. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares eligible to vote for the appointment of directors and voting at the applicable meeting can appoint all of the directors. Subject to the rights of any holders of preference shares to appoint directors, the number of directors that shall constitute the Zura Board shall be as determined from time to time exclusively by the Zura Board.

Directors may only be removed for cause by a majority of the other directors then in office or by the affirmative vote of at least two-thirds (662∕3%) of the voting power of all then-outstanding shares of Zura entitled to vote thereon, voting together as a single class.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights are attached to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Founder Shares

Founder Shares were outstanding JATT Class B Ordinary Shares that automatically converted into Zura Class A Ordinary Shares at the Closing on a one-for-one basis, subject to adjustment. The Founder Shares are henceforth identical to the other Zura Class A Ordinary Shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below and (ii) the Founder Shares are entitled to registration rights.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preference Shares

Our MAA provide that preference shares may be issued from time to time in one or more series. Our Board of Directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors are able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof, and do not expect to have any preference shares outstanding immediately following consummation of the Business Combination. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares were issued or registered in connection with the Business Combination.

Registration Rights

March 2023 A&R Registration Rights Agreement

On March 20, 2023, in connection with and effective upon the consummation of the Business Combination, Zura, the Sponsor and certain other parties entered into the A&R Registration Rights Agreement at the Closing, pursuant to which they agreed to register for resale certain Class A Ordinary Shares and other equity securities that are held by parties thereto from time to time. The A&R Registration Rights Agreement includes customary demand and piggyback registration rights.

With certain limited exceptions, certain of our Class A Ordinary Shares held by parties to the A&R Registration Rights Agreement are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

April 2023 Private Placement

Under the terms of the subscription agreements entered into with the investors (the “2023 Subscribers”) in the April 2023 Private Placement (the “2023 PIPE Subscription Agreements”), the Company agreed to prepare and file, within 45 days after the closing of the April 2023 Private Placement (the “2023 Filing Deadline”), one or more registration statements (each a “2023 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2023 PIPE Shares”) issued under the 2023 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants (the “2023 Pre-Funded Warrants”) issued to purchase up to 3,782,000 Class A Ordinary Shares (the “2023 Warrant Shares”) issued pursuant to the 2023 PIPE Subscription Agreements, and to cause the applicable 2023 PIPE Registration Statement(s) to become effective within a specified period after the 2023 Filing Deadline. The Company also agreed to use its best efforts to keep such 2023 PIPE Registration Statement effective until the earlier of (i) the date all 2023 PIPE Shares and 2023 Warrant Shares held by or issuable to a 2023 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2023 PIPE Shares and 2023 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2023 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2023 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2023 PIPE Subscription Agreements), if applicable). The Company filed the 2023 PIPE Registration Statement and it was declared effective by the SEC on September 14, 2023.

April 2024 Private Placement

Under the terms of the subscription agreements entered into with the investors (the “2024 Subscribers”) in the April 2024 Private Placement (the “2024 PIPE Subscription Agreements”), the Company agreed to prepare and file, within 45 days after the closing of the April 2024 Private Placement (the “2024 Filing Deadline”), one or more registration statements (each a “2024 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2024 PIPE Shares”) issued under the 2024 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants (the “2024 Pre-Funded Warrants” and, together with the 2023 Pre-Funded Warrants, the “Pre-Funded Warrants”) issued to purchase up to 18,732,301 Class A Ordinary Shares (the “2024 Warrant Shares”) issued pursuant to the 2024 PIPE Subscription Agreements, and to cause the applicable 2024 PIPE Registration Statement(s) to become effective within a specified period after the 2024 Filing Deadline. The Company also agreed to use its best efforts to keep such 2024 PIPE Registration Statement effective until the earlier of (i) the date all 2024 PIPE Shares and 2024 Warrant Shares held by or issuable to a 2024 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2024 PIPE Shares and 2024 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2024 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2024 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2024 PIPE Subscription Agreements), if applicable). The Company filed the 2024 PIPE Registration Statement on May 24, 2024, which was subsequently declared effective by the SEC on June 3, 2024.

Dividends

We have not paid any cash dividends on our shares to date and do not expect to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our ability to comply with relevant legal requirements as well as our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Zura Board. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our Class A ordinary shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Our Securities

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “ZURA”.

Extraordinary General Meetings of Shareholders

Our MAA provide that the directors, the chief executive officer or the chairman of the Board of Directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than 10% cent in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our MAA provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for election as directors at our annual general meeting, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not less than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if we did not hold an annual general meeting in the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by our Board of Directors with such deadline being a reasonable time before we begin to print and send the related proxy materials. Our MAA also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Authorized but Unissued Shares

Our authorized but unissued Zura Class A Ordinary Shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Zura Class A Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under either the senior indenture or the subordinated indenture that we will enter into with trustee named in the applicable indenture. If we offer senior debt securities, we will issue them under the senior indenture. If we issue subordinated debt securities, we will issue them under the subordinated indenture. We have filed the forms of indentures as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Unless the context requires otherwise, whenever we refer to the indenture, we are referring to the senior indenture or the subordinated indenture, as applicable, and we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Ordinary Shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our Class A Ordinary Shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Provisions Relating only to the Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A Ordinary Shares, preferred shares or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A Ordinary Shares, preferred shares or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase Class A Ordinary Shares or preferred shares, the number of Class A Ordinary Shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase Class A Ordinary Shares or preferred shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We might issue units composed of one or more debt securities, Class A Ordinary Shares, preference shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

SELLING SHAREHOLDER

This prospectus also relates to the possible resale from time to time by the shareholder listed in the table below, Dr. Someit Sidhu, who we refer to in this prospectus as the “Selling Shareholder,” of up to 525,000 Class A Ordinary Shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Dr. Someit Sidhu currently serves as a member of our board of directors.

When we refer to the “Selling Shareholder” in this prospectus, we mean the holder listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the holder’s interests in the Class A Ordinary Shares other than through a public sale.

The table below lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder as of September 3, 2024, without regard to any limitations on exercises, unless otherwise indicated. This information has been obtained from the Selling Shareholder or other public documents filed with the SEC. The applicable percentage ownership of Class A Ordinary Shares is based on approximately 63,774,174 Class A Ordinary Shares issued and outstanding as of September 3, 2024. Information with respect to Class A Ordinary Shares owned beneficially after the offering assumes the sale of all of the Class A Ordinary Shares. The Selling Shareholder may offer and sell some, all or none of his Class A Ordinary Shares, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Shareholder has sole voting and investment power with respect to all Class A Ordinary Shares that he beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Shareholder, the Selling Shareholder is not a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Shareholder’s method of distributing these shares.

	Before Offering			After Offering
Selling Shareholders	Number Beneficially Owned(1)	Percentage of Shares Beneficially Owned	Maximum Number of Shares Offered	Number Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Dr. Someit Sidhu(3)	6,932,128	10.6%	525,000	6,407,128	9.8%

(1)	Consists of (i) 2,859,117 Class A Ordinary Shares held of record by Dr. Sidhu, (ii) 1,700,000 Class A Ordinary Shares issuable pursuant to options exercisable within 60 days of September 3, 2024 held of record by Dr. Sidhu, (iii) 1,186,901 Class A Ordinary Shares held of record by Pegasus LLC (“Pegasus”) and (iv) 1,186,110 Class A Ordinary Shares held of record by JATT Ventures, L.P. a Cayman Islands exempted limited partnership (“JATT L.P.”) Dr. Sidhu is the sole member of Pegasus and the sole director of JATT Ventures, Ltd., which is the sole general partner of JATT L.P., and has voting and dispositive power over the Class A Ordinary Shares held by each of Pegasus and JATT L.P.

(2)	Assumes sale of all Class A Ordinary Shares covered by this prospectus and no further acquisitions of Class A Ordinary Shares by the Selling Shareholder.

(3)	Unless indicated otherwise, the Selling Shareholder’s address is the Company’s address, which is 1489 W. Warm Springs Road, Suite 110, Henderson, NV 89014.

PLAN OF DISTRIBUTION

We or the Selling Shareholder may sell the securities covered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the Selling Shareholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the Selling Shareholder may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or the Selling Shareholder may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the Selling Shareholder may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or the Selling Shareholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or the Selling Shareholder may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our Class A Ordinary Shares and Class C Ordinary Shares, will be new issues of securities, and all securities we offer, other than our Class A Ordinary Shares, will have no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We will not receive any of the proceeds from the sale by the Selling Shareholder of Class A Ordinary Shares. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. In addition to the above-mentioned methods of sale, the Selling Shareholder may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus or an applicable prospectus supplement, provided that the Selling Shareholder meet the criteria and conform to the requirements of those provisions.

In connection with sales of the Class A Ordinary Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell Class A Ordinary Shares short and if the short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the Selling Shareholder may deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with those short sales.

The Selling Shareholder may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell the shares, to the extent permitted by applicable law. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction). Notwithstanding the foregoing, the Selling Shareholder has been advised that it may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our Class A Ordinary Shares made prior to the date of the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by the Selling Shareholder and, if the Selling Shareholder defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus, or an amendment or supplement thereto, under Rule 424(b)(3) or other applicable provision of or under the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Cooley LLP, New York, New York. Ogier (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the Class A Ordinary Shares and matters of Cayman Islands law.

EXPERTS

The financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.zurabio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Our website address is www.zurabio.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and extraordinary shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, and amended by Amendment No. 1 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024, and June 30, 2024, filed with the SEC on August 13, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2024, July 12, 2024, July 25, 2024, August 9, 2024, August 12, 2024 and August 21, 2024 and Current Report on Form 8-K/A filed with the SEC on July 2, 2024; and

•	the description of securities contained in our Registration Statement on Form 8-A filed on July 13, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items), prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Zura Bio Limited

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Attn: General Counsel

(702) 825-9872

ZURA BIO LIMITED

$300,000,000

ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

UNITS

525,000 Class A Ordinary Shares Offered by the Selling Shareholder

PROSPECTUS

  , 2024

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2024

PROSPECTUS

ZURA BIO LIMITED

Up to $125,000,000

Class A Ordinary Shares

We have entered into a sales agreement, dated September 3, 2024 (the “Sales Agreement”), with Leerink Partners LLC (“Leerink Partners”), relating to our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell our Class A Ordinary Shares having an aggregate gross sales price of up to $125,000,000 through Leerink Partners, acting as sales agent or principal, pursuant to this prospectus.

Our public shares are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ZURA”. On September 13, 2024, the last reported sales price of our Class A Ordinary Shares was $3.70 per share.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, Leerink Partners is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Leerink Partners will be entitled to a commission of 3.0% of the gross sales price per share sold under the Sales Agreement. In connection with the sale of our Class A Ordinary Shares on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-21 for additional information regarding the compensation to be paid to Leerink Partners.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and related base prospectus and for future filings.

Investing in our Class A Ordinary Shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-9 of this prospectus , and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus is                     , 2024

S- i

ABOUT THIS PROSPECTUS

This prospectus supplement relates to an offering of our Class A Ordinary Shares. Before buying any of the Class A Ordinary Shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision. Unless otherwise stated, the terms “we,” “us,” “our” and “Zura” refer to Zura Bio Limited, a Cayman Islands exempted company (formerly known, prior to the Business Combination, as JATT Acquisition Corp), or its affiliates.

This prospectus describes the terms of this offering of Class A Ordinary Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Leerink Partners has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus, any accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front cover of this prospectus only and that any information we have incorporated by reference or included in the prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus, any accompanying prospectus, any related free writing prospectus, or any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding our financial position, business strategy, our objectives, plans, expectations and assumptions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company and its management thereof and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our expectations regarding our product candidates and their related benefits, and our beliefs regarding competing product candidates and products both in development and approved, may not be achieved;

•	our vision and strategy may not be successful;

•	the timing of key events and initiation of our studies and release of clinical data may take longer than anticipated or may not be achieved at all;

•	expectations regarding the potential general acceptability and maintenance of our product candidates by regulatory authorities, payors, physicians, and patients may not be achieved;

•	we may be unable to attract and retain key personnel;

•	expectations with respect to our future operating expenses, capital requirements and needs for additional financing may not be achieved;

•	we have not completed any clinical trials, and have no products approved for commercial sale;

•	we have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;

•	we may be unable to renew existing contracts or enter into new contracts;

•	we rely on third-party contract development manufacturing organizations for the manufacture of clinical materials;

•	we rely on contract research organizations, clinical trial sites, and other third parties to conduct our preclinical studies and clinical trials;

•	we may be unable to obtain regulatory approval for our product candidates, and there may be related restrictions or limitations of any approved products;

S-3

•	we may be unable to successfully respond to general economic and geopolitical conditions;

•	we may be unable to effectively manage growth;

•	we face competitive pressures from other companies worldwide;

•	we may be unable to adequately protect our intellectual property rights;

•	our expectations regarding the use of proceeds from offerings of our securities under this prospectus; and

•	other factors set forth in documents filed, or to be filed, with the SEC.

Additional discussion of the risks, uncertainties and other factors described above, as well as other risks material to our business, can be found in the section titled “Risk Factors” contained elsewhere in this prospectus and in any applicable prospectus supplement, any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other transactions we may execute.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on our forward-looking statements. Forward-looking statements, reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our Class A Ordinary Shares, you should carefully read this entire prospectus, including the information under “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Zura,” “Company,” “we,” “us,” “our” and similar terms prior are intended to refer to Zura Bio Limited and its consolidated subsidiaries, and references in this prospectus to the “Board of Directors” or “Zura Board” are intended to refer to the board of directors of Zura Bio Limited.

Overview

Zura Bio Limited, formerly known as JATT Acquisition Corp, is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. With its experienced leadership team, Zura aims to become a leader in the autoimmune and inflammatory field.

We are currently developing three clinical-stage product candidates to address indications with high unmet needs and significant commercial opportunity.

•	Tibulizumab (ZB-106) is an IgG-scFv bispecific dual-antagonist antibody engineered by the fusion of elements of TALTZ® (ixekizumab) and tabalumab that neutralizes IL-17A and BAFF. These cytokines play pivotal roles in various inflammatory and autoimmune disorders. By targeting IL-17A and BAFF, tibulizumab demonstrates potential in mitigating chronic inflammation while preserving immune system integrity. Three Phase 1/1b clinical studies have been completed with tibulizumab to date, including in participants with rheumatoid arthritis and Sjögren’s syndrome.

•	Crebankitug (ZB-168) is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (IL-7R) alpha. IL-7Rα sits at the nexus of two key immune pathways, IL-7 and thymic stromal lymphopoietin (TSLP), thus IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe crebankitug could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved. Three Phase 1/1b clinical studies have been conducted to date. There are additional IL-7Rα inhibitors under development for conditions like alopecia areata, atopic dermatitis, and ulcerative colitis. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for crebankitug.

•	Torudokimab (ZB-880) is a fully human, high affinity monoclonal antibody that neutralizes IL-33, preventing ST2-dependent and ST2-independent (e.g., RAGE) inflammation. The IL-33/ST2 axis stands as a validated therapeutic target for conditions such as chronic obstructive pulmonary disease (COPD) and asthma. Three Phase½2 clinical studies have been conducted to date. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for torudokimab.

The Business Combination

We were originally known as JATT Acquisition Corp. On March 20, 2023 (the “Closing Date”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2 and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

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The Business Combination generated approximately $56.7 million in net proceeds. On March 21, 2023, the Company’s Class A Ordinary Shares began trading on the Nasdaq under the under the symbol “ZURA”.

Stock Exchange Listing

Zura’s Class A Ordinary Shares are currently listed on Nasdaq under the symbol “ZURA”.

Corporate Information

Our principal executive offices are located at Zura’s principal executive offices are located at 1489 W. Warm Springs Road, #110, Henderson, Nevada and our telephone number is (702) 825-9872. Our corporate website address is www.zurabio.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

We will remain as an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of JATT’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.235 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

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THE OFFERING

Class A Ordinary Shares offered by us	Our Class A Ordinary Shares having an aggregate offering price of up to $125,000,000.

Class A Ordinary Shares to be outstanding after the offering	Up to 94,701,175 Class A Ordinary Shares, assuming sales of 31,017,369 Class A Ordinary Shares in this offering at an assumed offering price of $4.03 per share, which was the last reported sale price of our Class A Ordinary Shares on Nasdaq on August 26, 2024. The actual number of shares issued will vary depending on the sales prices at which our Class A Ordinary Shares are sold under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” on page S-21 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering as working capital, including continuing to advance our pipeline through preclinical studies, clinical trials, regulatory submissions, commercial planning and commercialization, and for general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	Investing in our Class A Ordinary Shares involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-9 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq Capital Market symbol	“ZURA”

The number of Class A Ordinary Shares that will be outstanding after this offering is based on 63,683,806 Class A Ordinary Shares outstanding as of June 30, 2024 and excludes as of June 30, 2024:

•	options to purchase an aggregate of 10,782,788 Class A Ordinary Shares issued to certain of our directors, executives and employees, with a weighted average exercise price of $2.86 per share;

•	1,442,473 Class A Ordinary Shares underlying restricted stock units issued to certain of our officers, directors, employees, with a weighted average grant date fair value of $5.95 per share;

•	2,000,000 Class A Ordinary Shares issuable upon exercise of Z33 Series Seed Preferred Shares Put Right;

•	3,179,417 Class A Ordinary Shares reserved for future equity award grants under the 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan;

•	the exchange of 6,703,428 public warrants and 4,080,580 private placement warrants on August 8, 2024, pursuant to our exchange offer and consent solicitation, and the mandatory exchange of the remaining 196,568 public warrants and 1,829,420 private placement warrants on August 27, 2024;

•	3,782,000 Class A Ordinary Shares issuable upon the exercise of the 2023 Pre-Funded Warrants and 16,102,348 Class A Ordinary Shares issuable upon the exercise of the 2024 Pre-Funded Warrants, each with a weighted average exercise price of $0.001 per share; and

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•	the issuance of 4,000,000 pre-funded warrants (the “Exchange Warrants”) to purchase 4,000,000 Class A Ordinary Shares to entitles affiliated with Venrock Healthcare Capital Partners on August 21, 2024 in connection with the surrender and cancellation of 4,000,000 Class A Ordinary Shares, with a weighted average exercise price of $0.001 per share.

To the extent additional shares have been or will be issued, including under the above securities, prices lower than the price of our Class A Ordinary Shares in this offering, you will incur further dilution.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus , and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

If you purchase Class A Ordinary Shares in this offering, you will suffer immediate and substantial dilution in the book value per Class A Ordinary Share purchased in the offering.

The Class A Ordinary Shares sold in this offering from time to time will be sold at various prices; however, we expect that the per Class A Ordinary Share offering price will be substantially higher than the as adjusted net tangible book value per Class A Ordinary Share. Therefore, assuming that an aggregate of 31,017,369 Class A Ordinary Shares are sold at a price of $4.03 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on August 26, 2024, for aggregate gross proceeds of approximately $125,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $2.93 per share. See “Dilution” on page S-13 of this prospectus for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity issuances.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, as of June 30, 2024, there were (i) options to purchase an aggregate of 10,782,788 Class A Ordinary Shares issued to certain of our directors, executives and employees, with a weighted average exercise price of $2.86 per share; (ii) 1,442,473 Class A Ordinary Shares underlying restricted stock units issued to certain of our officers, directors, employees, with a weighted average grant date fair value of $5.95 per share; (iii) 2,000,000 Class A Ordinary Shares issuable upon exercise of Z33 Series Seed Preferred Shares Put Right; (iv) 3,179,417 Class A Ordinary Shares reserved for future equity award grants under the 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan; (v) the exchange of 6,703,428 public warrants and 4,080,580 private placement warrants on August 8, 2024, pursuant to our exchange offer and consent solicitation, and the mandatory exchange of the remaining 196,568 public warrants and 1,829,420 private placement warrants on August 27, 2024; (vi) 3,782,000 Class A Ordinary Shares issuable upon the exercise of the 2023 Pre-Funded Warrants and 16,102,348 Class A Ordinary Shares issuable upon the exercise of the 2024 Pre-Funded Warrants, each with a weighted average exercise price of $0.001 per share; and (vii) the issuance of the Exchange Warrants to purchase 4,000,000 Class A Ordinary Shares, with a weighted average exercise price of $0.001 per share.

To the extent additional shares have been or will be issued, including under the above securities, prices lower than the price of our Class A Ordinary Shares in this offering, you will incur further dilution.

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Sales of a significant number of Class A Ordinary Shares, or any other securities, in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares.

Sales of a substantial number of Class A Ordinary Shares, or any other securities, in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell a significant number of Class A Ordinary Shares at any time pursuant to this prospectus or in one or more separate offerings.

We may also offer and sell up to $300,000,000 in the aggregate of our Class A Ordinary Shares, preferred shares, debt securities, warrants and/or units, pursuant to our shelf registration statement on Form S-3, for which this prospectus forms a part. Additionally, the market price of our Class A Ordinary Shares or other securities could decline if holders of our shares sell them, including pursuant to the resale registration statements, or are perceived by the market as intending to sell them.

Pursuant to the registration rights we have with certain holders of our securities, we filed a resale shelf registration statement covering the resale of up to an aggregate of 30,251,124 Class A Ordinary Shares and 3,782,000 Class A Ordinary Shares issuable upon the exercise of the 2023 Pre-Funded Warrants, which was declared effective on September 14, 2023. We filed a registration statement to register the resale of 41,596,750 Class A Ordinary Shares issuable upon the exercise of the 2024 Pre-Funded Warrants, which registration statement was declared effective on June 3, 2024.

We cannot predict the effect that future sales of our Class A Ordinary Shares or any other securities would have on the market price of our Class A Ordinary Shares.

The actual number of shares we may sell under the Sales Agreement, at any one time or in total, as well as the gross proceeds resulting from those sales, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that may be sold by Leerink Partners under the Sales Agreement and upon delivery of a placement notice will fluctuate based on the market price of our Class A Ordinary Shares during the sales period and any limits we set with Leerink Partners. Because the price of any share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is not possible to predict the number of shares that may ultimately be sold or the gross proceeds that may be raised in connection with the sale of Class A Ordinary Shares offered under this prospectus.

We have broad discretion in the use of our cash and cash equivalents, including any net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including any net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used effectively. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class A Ordinary Shares to decline and delay the development of our product candidates. You will not have the opportunity to influence our decisions on how to use our cash and cash equivalents, including any net proceeds from this offering. Pending their use to fund our operations, we may invest our cash and cash equivalents, including any net proceeds from this offering, in a manner that does not produce income or that loses value.

Any Class A Ordinary Shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, pricing and number of shares sold, and there is no maximum sales price. Pursuant to any parameters we may set, we expect to have a minimum sales price for Class A Ordinary Shares sold in this offering, which will limit our ability to make sales if the public trading price of our Class A Ordinary Shares drops below that minimum sales price. Such minimum sales price may be below the price paid by investors in this offering. Further, we may increase or decrease such minimum sales price in the future. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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We believe that we were a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the taxable year ended December 31, 2023, and we may be a PFIC in the current or future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. investors.

If the Company is treated as a PFIC, within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) for any taxable year (or portion thereof) during which a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences to U.S. Holders”) holds Class A Ordinary Shares or warrants (regardless of whether the Company remains a PFIC for subsequent taxable years), certain adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, and interest charges on certain taxes treated as deferred, may apply to such U.S. Holder and such U.S. Holder might be subject to additional reporting requirements. Under certain circumstances, certain elections may be available to U.S. Holders of Class A Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment.

We believe that we were a PFIC for our most recently completed taxable year, and based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we may be a PFIC for our current taxable year and any subsequent tax years. Because the Company’s PFIC status for the current taxable year or any subsequent taxable year will not be determinable until after the end of each such taxable year, the Company cannot assure you that it will not be a PFIC in the current taxable year or in any subsequent taxable year. If the Company were determined to be a PFIC, you may be unable to make certain advantageous elections with respect to your ownership of the Class A ordinary shares that could mitigate some of the adverse consequences of the Company’s PFIC status, or making such elections retroactively could have adverse tax consequences to you. The Company is not representing to you, and there can be no assurance, that the Company will or will not be treated as a PFIC for this taxable year or in any subsequent taxable year. The Company has not sought and will not seek any rulings from the IRS or any opinion from any tax advisor as to such tax treatment. If we determine that we are a PFIC for any taxable year, upon written request by a U.S. Holder, we will endeavor to provide or make available to such U.S. Holder such information as the IRS may require to enable the U.S. Holder to make to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election in any event may be unavailable with respect to an owner of our warrants. U.S. Holders should consult with, and rely solely upon, their tax advisors to determine the application of the PFIC rules to them and any resultant tax consequences.

Please see the section titled “Material U.S. Federal Income Tax Consequences to U.S. Holders — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to our potential PFIC status. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of our Class A Ordinary Shares.

If a United States person is treated as owning at least 10% of our ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such U.S. person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). We generally will be classified as a controlled foreign corporation if such United States shareholders own (directly, indirectly or constructively) more than 50% of the value or voting power of our ordinary shares. Additionally, under certain “downward attribution” rules, because our group includes U.S. subsidiaries, our non-U.S. subsidiaries could be treated as controlled foreign corporations (regardless of whether we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. Subpart F income generally includes dividends, interest, rents, royalties, gains from the sale of securities and income from certain transactions with related parties, and “global intangible low-taxed income” generally consists of net tested income of the controlled foreign corporation, other than Subpart F income and certain other types of income, in excess of certain thresholds. Failure to comply with these reporting obligations may subject you to significant monetary penalties and may prevent the statute of limitations from starting with respect to your U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries is treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax payment obligations. U.S. holders of our ordinary shares should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares.

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USE OF PROCEEDS

We may issue and sell up to $125,000,000 of our Class A Ordinary Shares from time to time. Because we are not required to sell any Class A Ordinary Shares under the Sales Agreement, and any shares that may be sold pursuant to the Sales Agreement will be sold in “at the market offerings” at fluctuating prices, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Class A Ordinary Shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering as working capital and for general corporate purposes. General corporate purposes may include, among other things, research and development, manufacturing and commercialization expenditures and strategic transactions.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds.

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DILUTION

If you purchase Class A Ordinary Shares in this offering, your ownership interest will be diluted to the extent of the difference between the purchase price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is total tangible assets less total liabilities, redeemable noncontrolling interest and noncontrolling interest, by the number of Class A Ordinary Shares. Dilution represents the difference between the portion of the amount per share paid by purchasers of Class A Ordinary Shares in this offering and the as adjusted net tangible book value per share of Class A Ordinary Share immediately after giving effect to this offering. Our net tangible book value as of June 30, 2024, was approximately $156.5 million, or $2.46 per share.

After giving effect to the assumed sale of 31,017,369 Class A Ordinary Shares at a sale price of $4.03 per share, the last sale price of our Class A Ordinary Shares on Nasdaq on August 26, 2024, after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024, would have been $277.3 million, or $2.93 per share. This represents an immediate increase in the as adjusted net tangible book value of $0.47 per share to our existing shareholders and an immediate dilution of $1.10 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

Assumed offering price per share		$4.03
Net tangible book value per share as of June 30, 2024	$2.46
Increase in net tangible book value per share attributable to new investors in offering	$0.47
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering		$2.93
Dilution per share to new investors in this offering		$1.10

Changes in the assumed public offering price of $4.03 per share would not affect our as adjusted net tangible book value after this offering because this offering is currently limited to $125,000,000. However, each $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) the dilution per share to new investors by approximately $0.80 per share ($0.71) per share, assuming that the aggregate dollar amount of shares offered by us, as set forth above, remains at $125,000,000 and after deducting the commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The number of Class A Ordinary Shares that will be outstanding after this offering is based on 63,683,806 Class A Ordinary Shares outstanding as of June 30, 2024 and excludes as of June 30, 2024:

•	options to purchase an aggregate of 10,782,788 Class A Ordinary Shares issued to certain of our directors, executives and employees, with a weighted average exercise price of $2.86 per share;

•	1,442,473 Class A Ordinary Shares underlying restricted stock units issued to certain of our officers, directors, employees, with a weighted average grant date fair value of $5.95 per share;

•	2,000,000 Class A Ordinary Shares issuable upon exercise of the Z33 Series Seed Preferred Shares Put Right;

•	3,179,417 Class A Ordinary Shares reserved for future equity award grants under the 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan;

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•	the exchange of 6,703,428 public warrants and 4,080,580 private placement warrants on August 8, 2024, pursuant to our exchange offer and consent solicitation, and the mandatory exchange of the remaining 196,568 public warrants and 1,829,420 private placement warrants on August 27, 2024;

•	3,782,000 Class A Ordinary Shares issuable upon the exercise of the 2023 Pre-Funded Warrants and 16,102,348 Class A Ordinary Shares issuable upon the exercise of the 2024 Pre-Funded Warrants, each with a weighted average exercise price of $0.001 per share; and

•	the issuance of the Exchange Warrants to purchase 4,000,000 Class A Ordinary Shares, with a weighted average exercise price of $0.001 per share.

To the extent additional shares have been or will be issued, including under the above securities, prices lower than the price of our Class A Ordinary Shares in this offering, you will incur further dilution.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares issued pursuant to this offering. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire our Class A Ordinary Shares. The effects of any applicable state, local, or non-U.S. laws, and U.S. federal non-income tax laws, such as estate and gift tax laws, are not discussed. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus. All of the foregoing authorities are subject to change, which change could apply retroactively and could alter the tax consequences of the ownership and disposition of our Class A Ordinary Shares described below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our Class A Ordinary Shares.

This discussion is limited to U.S. Holders that hold our Class A Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, and the alternative minimum tax. In addition, this following discussion does not address all U.S. federal income tax consequences relevant to U.S. Holders subject to particular rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding our Class A Ordinary Shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities, commodities, or currencies;

•	S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	pension plans;

•	tax-exempt organizations or governmental organizations;

•	individual retirement accounts or other tax deferred accounts;

•	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons that own or are deemed to own 10% or more of our ordinary shares by vote or value;

•	persons that own Founder Shares or warrants;

•	persons deemed to see our Class A Ordinary Shares under the constructive sale provisions of the Code; or

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•	persons that acquired our securities pursuant to an exercise of employee options, in connection with employee share incentive plans or otherwise as compensation.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our ordinary shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

The discussion in this section is subject to the discussion below under “—Passive Foreign Investment Company Rules”.

As discussed in the Prospectus under “Description of Shares—Dividends,” we have not paid any cash dividends on our shares to date and do not expect to pay cash dividends in the foreseeable future. In the event we do make distributions of cash or property, the gross amount of any such distribution to U.S. Holders with respect to our Class A Ordinary Shares will be included in such holders’ gross income as dividend income when actually or constructively received to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s tax basis in the Class A Ordinary Shares, and any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Ordinary Shares and will be taxed as described below under the heading “—Sale or Other Taxable Disposition of Our Class A Ordinary Shares.” We cannot provide any assurance that we will maintain or provide earnings and profits determinations in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions may be reported as dividend income for such purposes. Dividends we pay will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

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Subject to certain limitations, dividends paid by qualified foreign corporations to certain non-corporate U.S. Holders may be taxable at preferential tax rates. A non-U.S. corporation is generally treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on a securities market in the United States, such as the Nasdaq Capital Market on which our ordinary shares are listed, and we are not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year, and provided certain holding periods are met. There can be no assurance that our ordinary shares are, or will continue to be, readily tradable on an established securities exchange. Consequently, there can be no assurance that dividends paid on our Class A Ordinary Shares will be afforded the reduced tax rates. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.

Our dividends generally will constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the ordinary shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or, at such U.S. Holder’s election, may be claimed as a deduction for U.S. federal income tax purposes. An election to deduct foreign taxes instead of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year. The limitation on foreign taxes eligible for a credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the Class A Ordinary Shares generally will constitute “passive category income.” The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances, there are significant and complex limits on a U.S. Holder’s ability to claim foreign tax credits, and recently released U.S. Treasury regulations may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in light of their particular circumstances.

Sale or Other Taxable Disposition of Our Class A Ordinary Shares

The discussion in this section is subject to the discussion below under “—Passive Foreign Investment Company Rules”.

A U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of our Class A Ordinary Shares equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares, in each case as calculated in U.S. dollars. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder held the Class A Ordinary Shares for more than one year at the time of the disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are taxed at reduced rates under current law. The deductibility of capital losses is subject to limitations. Any such gain or loss a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of our Class A Ordinary Shares purchased in this offering could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. U.S. Holders are urged to consult with their tax advisors regarding the treatment of our Class A Ordinary Shares if we were characterized as a PFIC.

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A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income for such taxable year is passive income, or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person. We believe we were a PFIC within the meaning of Section 1297 of the Code for our most recently completed taxable year and based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we expect to be a PFIC for our current taxable year and may be a PFIC in subsequent taxable years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. There can be no assurance regarding our PFIC status for the current taxable year or any subsequent taxable year, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, the value of our gross assets is likely to be determined in part by reference to our market capitalization, which may fluctuate significantly. Accordingly, there can be no assurances about our PFIC status for our current or any future taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

A separate determination must be made with respect to each taxable year as to whether we are a PFIC (after the close of each such taxable year). As a result, our PFIC status may change. Because the value of our assets for purposes of the asset test (including goodwill) will generally be determined by reference to the market price of our Class A Ordinary Shares, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares, which may fluctuate significantly. In addition, changes in the composition of our income or assets may cause us to become a PFIC, including by how, and how quickly we spend the cash we raise in any offering, including this offering. Finally, until such time as we start generating material revenue from operations, our PFIC status may depend, in part or in full, on the treatment of payments we receive from other sources (including tax credits), which is uncertain, and the magnitude of such payments compared to passive income from investments.

If we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns our Class A Ordinary Shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our Class A Ordinary Shares, regardless of whether we continue to meet the tests described above unless (1) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (2) the U.S. Holder makes a QEF Election (as defined below) with respect to all taxable years in which we are a PFIC during the U.S. Holder’s holding period or makes a purging election to cause a deemed sale of our Class A Ordinary Shares at their fair market value in conjunction with a QEF Election. If a deemed sale election is made, the U.S. Holder will be deemed to have sold our Class A Ordinary Shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the Class A Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” it receives from us or any gain from an actual sale or other disposition of our Class A Ordinary Shares. If we are treated as a PFIC with respect to a U.S. Holder, and subsequently cease to be a PFIC, such U.S. Holder should consult its tax advisors as to the possibility and consequences of making a deemed sale election.

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If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain recognized from a sale or other disposition (including a pledge) of our Class A Ordinary Shares, unless such holder makes a QEF Election or a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules, if a U.S. Holder receives any excess distribution or realizes any gain from a sale or other disposition of the Class A Ordinary Shares:

•	the excess distribution or gain will be allocated ratably over such holder’s holding period for our Class A Ordinary Shares,

•	the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, will be taxed as ordinary income, and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other taxable disposition of our Class A Ordinary Shares cannot be treated as capital gains.

If we are a PFIC, a U.S. Holder generally will be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries or any other entities in which we hold equity interests that also are PFICs, or lower-tier PFICs, as if such U.S. Holder held its proportionate share of the stock of such lower-tier PFICs directly. We will endeavor, upon written request by a U.S. Holder, to cause any lower-tier PFIC to provide or make available to such U.S. Holder such information as the IRS may require to make or maintain a QEF Election (described below) with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to lower-tier PFICs.

Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment of our Class A Ordinary Shares). U.S. Holders can avoid the interest charge on excess distributions or gain relating to our Class A Ordinary Shares by making a mark-to-market election with respect to the Class A Ordinary Shares, provided that the Class A Ordinary Shares are “marketable stock.” Our Class A Ordinary Shares will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the Class A Ordinary Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as one of their principal purposes meeting this requirement will be disregarded. Our Class A Ordinary Shares will be listed on Nasdaq , which is a qualified exchange for these purposes. Consequently, if our Class A Ordinary Shares remain listed on Nasdaq and are “regularly traded”, the mark-to-market election may be available to U.S. Holders. However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves marketable stock. As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our Class A Ordinary Shares, the U.S. Holder may continue to be subject to the rules described above with respect to any “excess distribution” in respect of its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. A U.S. Holder that is eligible to make a mark-to-market with respect to such Holder’s Class A Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to our Class A Ordinary Shares, as well as the impact of such election on interests in any lower-tier PFICs.

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The adverse consequences of owning stock in a PFIC could also be mitigated if a U.S. Holder makes a valid “qualified electing fund” election (“QEF Election”), which, among other things, would require a U.S. Holder to include currently in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. If we determine that we are a PFIC for a taxable year, upon written request by a U.S. Holder, we will endeavor to provide or make available to the requesting U.S. Holder such information as the IRS may require to enable such U.S. Holder to make and maintain a QEF Election with respect to our Class A Ordinary Shares, including the PFIC Annual Information Statement for the tax year, which may include a statement that we permitted such U.S. Holder to examine our books of account, records, and other documents to calculate the amounts of the our ordinary earnings and the net capital gain according to U.S. federal income tax accounting principles and to calculate such U.S. Holder’s pro rata shares of our ordinary earnings and net capital gain. However, there is no assurance that we will have timely knowledge of our status as a PFIC or that the required information will be provided, and, in any event, such election may be unavailable with respect to an owner of our warrants.

The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF Election by attaching a completed IRS Form 8621, including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF Elections generally may be made only in very limited circumstances or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF Election under their particular circumstances.

If a U.S. Holder has made a QEF Election with respect to our Class A Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF Election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A Ordinary Shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A Ordinary Shares that has made a QEF Election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which the U.S. Holder has made a valid QEF Election will be increased by amounts that are included in income. and decreased by amounts distributed but not taxed as dividends, under the above rules.

If we are considered a PFIC, U.S. Holders may also be subject to annual information reporting requirements. A U.S. Holder’s failure to file the annual report may result in substantial penalties and extend the statute of limitations with respect to the U.S. Holder’s federal income tax return. If we are or become a PFIC, U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them.

U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the ownership and disposition of our Class A Ordinary Shares and the potential availability of a mark-to-market or QEF election.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange, or other taxable disposition of our Class A Ordinary Shares may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not a corporation or otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily such individual’s social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our Class A Ordinary Shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for our Class A Ordinary Shares held in accounts maintained by certain U.S. financial institutions). Substantial penalties apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition, ownership, and disposition of our Class A Ordinary Shares.

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PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Leerink Partners, under which we may issue and sell from time to time our Class A Ordinary Shares through Leerink Partners as our sales agent. Pursuant to this prospectus, we may issue and sell up to an aggregate of $125,000,000 of our Class A Ordinary Shares. Sales of our Class A Ordinary Shares, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our Class A Ordinary Shares. The Sales Agreement will be filed as an exhibit to the registration statement of which this prospectus is a part. The below description of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Leerink Partners will offer our Class A Ordinary Shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of Class A Ordinary Shares to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct Leerink Partners not to sell Class A Ordinary Shares if the sales cannot be effected at or above the price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our Class A Ordinary Shares being made through Leerink Partners under the Sales Agreement upon proper notice to the other parties. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Leerink Partners as sales agent equal to 3.0% of the gross sales price of the shares sold through them pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners for up to $75,000 of the actual outside legal expenses incurred by Leerink Partners in connection with the establishment of the at-the-market offering, and thereafter. $15,000 on a quarterly basis, and up to $10,000 of filing fees and associated legal expenses of Leerink Partners’ outside counsel for filings with the Financial Industry Regulatory Authority Corporate Financing Department in connection with the transactions contemplated by the Sales Agreement. We estimate that the total expenses in connection with the transactions contemplated by the Sales Agreement payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $450,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Ordinary Shares.

Leerink Partners will provide written confirmation to us following the close of trading on Nasdaq on each day in which Class A Ordinary Shares are sold through them as sales agent under the Sales Agreement. Each confirmation will include the number of Class A Ordinary Shares sold through Leerink Partners as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of Class A Ordinary Shares sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales Class A Ordinary Shares. Settlement for sales of Class A Ordinary Shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Class A Ordinary Shares on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act.

As sales agent, Leerink Partners will not engage in any transactions that stabilize our Class A Ordinary Shares.

Our Class A Ordinary Shares are listed and traded on Nasdaq under the symbol “ZURA.” The transfer agent and registrar of our Class A Ordinary Shares is Continental Stock Transfer & Trust Company.

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LEGAL MATTERS

Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Cooley LLP, New York, New York. Ogier (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the Class A Ordinary Shares and matters of Cayman Islands law. The sales agent is being represented in connection with this offering by White & Case LLP, New York, New York.

EXPERTS

The financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.zurabio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Our website address is www.zurabio.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and extraordinary shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, and amended by Amendment No. 1 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024, and June 30, 2024, filed with the SEC on August 13, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2024, July 12, 2024, July 25, 2024, August 9, 2024, August 12, 2024 and August 21, 2024 and Current Report on Form 8-K/A filed with the SEC on July 2, 2024; and

•	the description of securities contained in our Registration Statement on Form 8-A filed on July 13, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items), prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Zura Bio Limited

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Attn: General Counsel

(702) 825-9872

S-24

ZURA BIO LIMITED

Up to $125,000,000

Class A Ordinary Shares

PROSPECTUS

Leerink Partners

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.

SEC registration fee		$44,569
Financial Industry Regulatory Authority, Inc. filing fee		45,500
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Printing and miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime. The MAA provide for indemnification of our current and former officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We have entered into indemnification agreements with each of our officers and directors a form of which is filed as Exhibit 10.4 to our registration statement on Form S-1 that was declared effective by the SEC on July 13, 2021. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Effective immediately upon the consummation of the Business Combination, the Company entered into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the laws of the Cayman Islands and our Second Amended and Restated Memorandum and Articles of Association.

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Item 16. Exhibits

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

1.2**	Sales Agreement, by and between Zura Bio Limited and Leerink Partners LLC, dated September 3, 2024.

2.1	Business Combination Agreement, dated as of June 16, 2022, by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on June 17, 2022).

3.1	Second Amended and Restated Memorandum and Articles of Association of Zura Bio Limited (incorporated by reference to Exhibit 3.1 to Zura’s Form 8-K (File No. 001-40598), filed with the SEC on March 24, 2023).

4.1	Specimen Share Certificate of Zura (incorporated by reference to Exhibit 4.5 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).

4.2*	Form of Specimen Certificate Representing Preferred Shares.

4.3**	Form of Indenture.

4.4*	Form of Warrant.

4.5*	Form of Warrant Agreement.

4.6*	Form of Unit Agreement.

5.1+	Opinion of Ogier (Cayman) LLP.

5.2+	Opinion of Cooley, LLP.

23.1+	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Zura.

23.2**	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).

23.3**	Consent of Cooley, LLP (included in Exhibit 5.2).

24.1**	Power of Attorney (included on signature page to this prospectus).

107**	Filing Fee Table

* To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

** Previously filed or incorporated by reference.

+ Filed herewith.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of September, 2024.

Zura Bio Limited

By:	/s/ Robert Lisicki
Name: Robert Lisicki
Title: Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Lisicki	Chief Executive Officer and Director	September 16, 2024
Robert Lisicki	(Principal Executive Officer)

/s/ Verender S. Badial	Chief Financial Officer	September 16, 2024
Verender S. Badial	(Principal Financial and Accounting Officer)

*	Chairman of the Board	September 16, 2024
Amit Munshi

*	Director	September 16, 2024
Sandeep Kulkarni

*	Director	September 16, 2024
Arnout Ploos van Amstel

*	Director	September 16, 2024
Steve Schoch

*	Director	September 16, 2024
Jennifer Jarrett

*	Director	September 16, 2024
Neil Graham

*	Director	September 16, 2024
Someit Sidhu, MD

*	Director	September 16, 2024
Parvinder Thiara

*By:	/s/ Verender Badial
Verender Badial
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zura Bio Limited has signed this registration statement on the 16th day of September, 2024.

Zura Bio Limited

By:	/s/ Robert Lisicki
Name: Robert Lisicki
Title: Chief Executive Officer

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